Exhibit 99.1

December 17, 2010

PRESS RELEASE

COMMUNITY BANCORP. ANNOUNCES QUARTERLY DIVIDEND

Derby, VT	For Immediate Release

Trading Symbol:  CMTV
(traded on the OTCBB)

For more information, contact Stephen P. Marsh, President & CEO at 802-334-7915

Community Bancorp., the parent company of Community National Bank, has declared a dividend of twelve cents per share payable February 1, 2011 to shareholders of record as of January 15, 2011

Community National Bank is an independent bank that has been serving its communities since 1851, with offices located in Derby, Derby Line, Island Pond, Barton, Newport, Troy, St. Johnsbury, Montpelier, Barre, Lyndonville, Morrisville and Enosburg.